Exhibit 23.1

CONSENT OF INDENDENT AUDITOR

We hereby consent to the inclusion of our report dated May 24, 2018 relating to the financial statements of Cartiva, Inc. as of and for the year ended December 31, 2017 appearing in this Current Report on Form 8-K/A and incorporated by reference in Wright Medical Group N.V.’s Registration Statements on Form S-3 (No. 333-222057, 333-211115, and 333-208072) and Form S-8 (No. 333-212381, 333-207230, 333-207231, 333-182452, 333-172553, and 333-219112).

/s/ Bennett Thrasher LLP

Atlanta, Georgia

December 13, 2018